Exhibit 99.1

Novo Integrated Sciences Provides Update on Certain Current Actions and Events

BELLEVUE, Wash., March 24, 2023 - Novo Integrated Sciences, Inc. (NASDAQ: NVOS) (the “Company” or “Novo”), today provides an update with respect to certain actions and events, as follows:

●	As previously reported, on December 23, 2022, Novo entered into a Share Purchase Agreement (the “SWAG Agreement”) with SwagCheck Inc. (“SWAG”) and the shareholders of SWAG, pursuant to which Novo agreed to purchase 100% of SWAG’s outstanding shares. SWAG holds a specific right of purchase of a precious gem collection as provided for in an agreement between SWAG and a Court-appointed Successor Receiver for the United States District Court for the Central District of California. Pursuant to the terms of the SWAG Agreement, as amended, the SWAG Agreement was to close no later than January 10, 2023. Although the SWAG Agreement has not yet closed, the parties continue to work together with the intention of closing the transaction.

●	As previously reported, on December 15, 2022 and January 25, 2023, the Company was notified that it did not comply with Nasdaq’s filing requirements set forth in Listing Rule 5250(c)(1) (the “Rule”) because it had not filed its Form 10-K for the year ended August 31, 2022 and its Form 10-Q for the period ended November 30, 2022 (the “Delinquent Filings”) respectively. On February 17, 2023 and March 22, 2023, based on Nasdaq’s further review, Nasdaq granted an exception to enable the Company to regain compliance with the Rule. The terms of the exception are as follows: on or before May 29, 2023, the Company must file its Form 10-K for the period ended August 31, 2022; its Form 10-Q for the period ended November 30, 2022, and any other filings required by the Rule.

●	Between February 13, 2023 and March 23, 2023 the Company issued 4,100,687 shares of common stock to certain note holders upon conversion of their notes.

●	As previously reported, on February 24, 2023, under the terms and conditions of a securities purchase agreement, dated February 23, 2023, the Company issued 955,000 restricted shares of common stock.

●	On March 17, 2023 , under the terms and conditions of a 3-year Warrant Agreement, dated October 18, 2022, 1,600,000 shares were issued for proceeds of $160,000.

●	On March 17, 2023, under the terms and conditions of a 5-year Warrant Agreement, dated October 18, 2022, 1,000,000 shares were issued for proceeds of $100,000.

●	On March 22, 2023, under the terms and conditions of a securities purchase agreement, dated March 21, 2023, the Company issued 955,000 restricted shares of common stock.

●	As of March 23, 2023, the Company’s issued and outstanding common share count is 144,257,518.

●	As of March 23, 2023, the principal balance owed by the Company pursuant to the senior secured convertible note, dated as of December 14, 2021, as amended, issued by the Company to CVI Investments, Inc. is $0.00, the principal balance owed by the Company pursuant to the senior secured convertible note, dated as of December 14, 2021, as amended, issued by the Company to Hudson Bay Master Fund Ltd is $50,000, and the principal balance owed by the Company pursuant to the secured convertible promissory note, dated as of November 17, 2021, issued by the Company to Jefferson Street Capital LLC is $0.00.

About Novo Integrated Sciences, Inc.

Novo Integrated Sciences, Inc. is pioneering a holistic approach to patient-first health and wellness through a multidisciplinary healthcare ecosystem of multiple patient and consumer touchpoints for services and product innovation. Novo offers an essential and differentiated solution to deliver, or intend to deliver, these services and products through the integration of medical technology, diagnostic and therapeutic solutions, and rehabilitative science.

We believe that “decentralizing” healthcare, through the integration of medical technology and interconnectivity, is an essential solution to the rapidly evolving fundamental transformation of how non-catastrophic healthcare is delivered both now and in the future. Specific to non-critical care, ongoing advancements in both medical technology and inter-connectivity are allowing for a shift of the patient/practitioner relationship to the patient’s home and away from on-site visits to primary medical centers with mass-services. This acceleration of “ease-of-access” in the patient/practitioner interaction for non-critical care diagnosis and subsequent treatment minimizes the degradation of non-critical health conditions to critical conditions as well as allowing for more cost-effective healthcare distribution.

Innovation through science combined with the integration of sophisticated, secure technology assures Novo Integrated Sciences of continued cutting-edge advancement in patient-first platforms.

For more information concerning Novo Integrated Sciences, please visit www.novointegrated.com. For more information on Novo Healthnet Limited, Novo’s wholly owned subsidiary, please visit www.novohealthnet.com.

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Forward-Looking Statements

This press release contains forward-looking statements. All statements other than statements of historical facts included in this press release are forward-looking statements. In some cases, forward-looking statements can be identified by words such as “believe,” “intend,” “expect,” “anticipate,” “plan,” “potential,” “continue,” or similar expressions. Such forward-looking statements include risks and uncertainties, and there are important factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. These factors, risks, and uncertainties are discussed in Novo’s filings with the Securities and Exchange Commission. Investors should not place any undue reliance on forward-looking statements since they involve known and unknown uncertainties and other factors which are, in some cases, beyond Novo’s control which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects Novo’s current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to operations, results of operations, growth strategy and liquidity. Novo assumes no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The contents of any website referenced in this press release are not incorporated by reference herein.

Chris David, COO & President
Novo Integrated Sciences, Inc.
chris.david@novointegrated.com
(888) 512-1195